                                                                  Exhibit 99.1



                            ASSET PURCHASE AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION

                                     AMONG

                            QUARTERDECK CORPORATION
                             FLS ACQUISITION CORP.
                               FUTURE LABS, INC.
                                      AND
                         THE SHAREHOLDERS LISTED ON THE
                             EXECUTION PAGES HERETO

                                  MAY 15, 1996

                               TABLE OF CONTENTS

                                                                                                  Page
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
ARTICLE 1.       PURCHASE AND SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1.    Purchase and Sale of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2.    Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3.    Assumed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4.    Purchase Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.5.    The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.6.    Delivery and Transfer at Closing.  . . . . . . . . . . . . . . . . . . . . . . .   5
         1.7.    Exemption from Registration. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.8.    Restricted Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.9.    Tax-Free Reorganization; Pooling.  . . . . . . . . . . . . . . . . . . . . . . .   6
         1.10.   Escrow.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . .   6

         2.1.    Organization and Standing. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.2.    Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.3.    Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.4.    Authority, Approval and Enforceability.  . . . . . . . . . . . . . . . . . . . .   8
         2.5.    Licenses and Permits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.6.    Financial Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.7.    Material Adverse Changes.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.8.    Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.9.    Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.10.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.11.   Material Agreements and Relationships. . . . . . . . . . . . . . . . . . . . . .  13
         2.12.   Intellectual Property Rights.  . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.13.   Employment Agreements and Employee Benefits. . . . . . . . . . . . . . . . . . .  16
         2.14.   Environmental and Safety Laws. . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.15.   Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.16.   Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.17.   No Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.18.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.19.   Compliance with Instruments. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.20.   Related Party Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.21.   Pooling. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.22.   No Powers of Attorney or Suretyships.  . . . . . . . . . . . . . . . . . . . . .  21
         2.23.   Banking Facilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.24.   Corporate Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.25.   Disclosure; Accuracy of Documents and Information. . . . . . . . . . . . . . . .  21
         2.26.   Transfer of Purchased Assets.  . . . . . . . . . . . . . . . . . . . . . . . . .  22

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
         2.27.   Investment Intent, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.28.   Labor and Employment Matters.  . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 3.       [INTENTIONALLY LEFT BLANK] . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 4.       REPRESENTATIONS AND WARRANTIES OF
                 QUARTERDECK AND ACQUISITION SUB  . . . . . . . . . . . . . . . . . . . . . . . .  23

         4.1.    Organization and Standing. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.2.    Authority, Approval and Enforceability.  . . . . . . . . . . . . . . . . . . . .  23
         4.3.    Financial Statements and Reports.  . . . . . . . . . . . . . . . . . . . . . . .  24
         4.4.    Quarterdeck Common Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.5.    No Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.6.    Tax-Free Reorganization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 5.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         5.1.    Maintenance of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.2.    Actions Contrary to Pooling and Tax Free Treatment.  . . . . . . . . . . . . . .  26
         5.3.    Other Discussions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.4.    Continuity of Interest and Restrictions on Resale. . . . . . . . . . . . . . . .  26
         5.5.    Best Efforts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.6.    Registration Rights; NASDAQ Listing. . . . . . . . . . . . . . . . . . . . . . .  26
         5.7.    Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.8.    Access to Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.9.    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.10.   Employment Agreements; Quarterdeck Options.  . . . . . . . . . . . . . . . . . .  28
         5.11.   Japanese Distribution Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.12.   Supplements to Schedules.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.13.   Amendment of Articles; Shareholder Vote. . . . . . . . . . . . . . . . . . . . .  28
         5.14.   Employee Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.15.   Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.16.   Preparation of Returns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 6.       CONDITIONS TO ACQUISITION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         6.1.    Conditions to Obligations of Quarterdeck, Acquisition Sub, the
                 Shareholders and the Company.  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.2.    Conditions to Obligations of Quarterdeck and Acquisition Sub.  . . . . . . . . .  30
         6.3.    Conditions to Obligations of the Company and the Shareholders. . . . . . . . . .  31

                                                                                                  Page
                                                                                                  ----
ARTICLE 7.       INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         7.1.    Survival of Representations, Warranties, Covenants and Agreements; Remedies
                 Not Exclusive; No Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.2.    Indemnification of Quarterdeck and the Escrow Deposit of Quarterdeck
                 Common Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.3.    Indemnification of the Shareholders. . . . . . . . . . . . . . . . . . . . . . .  35
         7.4.    Post-Escrow Procedure for Indemnification of Quarterdeck and Acquisition Sub
                 with Respect to Non-Third Party Claims.  . . . . . . . . . . . . . . . . . . . .  35
         7.5.    Procedure for Indemnification of the Shareholders with Respect to
                 Non-Third Party Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.6.    Procedure for Indemnification of Quarterdeck with Respect to Third-Party Claims.  36
         7.7.    Procedure for Indemnification of the Shareholders with Respect to
                 Third-Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 8.       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         8.1.    Termination by Mutual Consent. . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.2.    Termination by Quarterdeck, Acquisition Sub or the Company.  . . . . . . . . . .  38
         8.3.    Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 9.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         9.1.    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         9.2.    Entire Agreement; Modifications; Waiver. . . . . . . . . . . . . . . . . . . . .  40
         9.3.    Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         9.4.    Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.5.    Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.6.    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.7.    Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.8.    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.9.    Appointment of Escrow Committee. . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.10.   Consent to Service of Process. . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.11.   Covenant Not To Compete. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         9.12.   Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.13.   Bulk Sales Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.14.   Construction of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                 EXHIBITS

                   Exhibit A-1                        Technology Transfer Agreement
                   Exhibit A-2                        Other Intangibles Agreement
                   Exhibit A-3                        Bill of Sale
                   Exhibit B                          Affiliates Letter and Continuity of Interest Certificate
                   Exhibit C                          Escrow Agreement
                   Exhibit D                          Registration Rights Agreement
                   Exhibit E                          Opinion of the Company Counsel
                   Exhibit F                          Opinion of Quarterdeck Counsel
                   Exhibit G                          Investment Representation Certificate
                   Exhibit H                          John C. Chua Employment Agreement
                   Exhibit I                          Min Zhu Employment Agreement

                                                      SCHEDULES
                                                      ---------
                   Schedule 1.1(a)                    Products and Services
                   Schedule 1.1(b)                    Assumed Contracts
                   Schedule 1.2                       Excluded Assets
                   Schedule 1.8                       Company Affiliates
                   Schedule 2.1                       Organization and Standing
                   Schedule 2.2                       Capitalization
                   Schedule 2.4                       Required Consents
                   Schedule 2.5                       Licenses and Permits
                   Schedule 2.6                       Financial Statements Exceptions
                   Schedule 2.7                       Material Changes
                   Schedule 2.9                       Assets
                   Schedule 2.10                      Insurance
                   Schedule 2.11                      Material Agreements
                   Schedule 2.12                      Intellectual Property Rights
                   Schedule 2.13                      Employee Benefit Plans
                   Schedule 2.15                      Compliance with Laws
                   Schedule 2.16                      Litigation
                   Schedule 2.17                      Brokers
                   Schedule 2.18                      Taxes
                   Schedule 2.19                      Compliance with Instruments
                   Schedule 2.20                      Related Party Transactions
                   Schedule 2.22                      Powers of Attorney and Suretyships
                   Schedule 2.23                      Banking Facilities
                   Schedule 2.27                      Ownership of Purchased Assets
                   Schedule 2.28                      Labor and Employment Matters

              ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

                 This Asset Purchase Agreement and Plan of Reorganization (the "Agreement") is entered into as of May 15, 1996 by and among Quarterdeck Corporation, a Delaware corporation ("Quarterdeck"), FLS Acquisition Corp., a California corporation ("Acquisition Sub"), Future Labs, Inc., a California corporation (the "Company"), and the shareholders of the Company listed on the execution pages hereto (the "Shareholders").

                                    RECITALS

                 A. The Company is engaged in the business of developing, marketing, selling, and licensing communication software for desktop conferencing for use with and in computers and other related mediums (the "Business").

                 B. The Company desires to sell to Acquisition Sub, a wholly owned subsidiary of Quarterdeck, the Business, including substantially all of the assets of the Business (except those hereinafter specifically excluded from such sale), and Acquisition Sub desires to acquire the Business and such assets on the terms and conditions hereinafter set forth.

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1.

                          PURCHASE AND SALE OF ASSETS

                 1.1. PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company shall sell, assign, transfer, convey and deliver to Acquisition Sub, and Acquisition Sub shall purchase and accept from the Company (the "Acquisition"), the following assets, properties and rights of the Company (collectively, the "Purchased Assets"):

                          (a)     Pursuant to the Technology Transfer Agreement
attached hereto as Exhibit A-1, all copyrights, copyright registrations, applications for copyright registrations, all agreements, whether written or oral, granting any right under the copyrights, all patents, patent applications and patent rights, including without limitation those patents and copyrights listed on Schedule 2.12, all agreements, whether written or oral, providing for the grant of any right to make, use, sell, offer for sale, or import any invention covered by a patent, all software, source code and object code, including, without limitation, those items described on Schedule 1.1(a);

                          (b)     Pursuant to the Other Intangibles Agreement
attached hereto as Exhibit A-2, all workforce in place, goodwill, customers and customer lists, all trademarks, including without limitation those trademarks listed on Schedule 2.12, trade names (including, without limitation, the name "Future Labs"), trade dress, service marks, logos and other business identifiers, and the goodwill associated therewith, all trademark registrations and applications, all agreements written or oral, providing for the grant of any right to use a trademark, all rights of the Company to damages arising out of, or for, breach, infringement, or default, of any right or agreement pertaining to the Business, all trade secrets, knowledge, data or know-how of the Company, all of the Company's right, title and interest in and to each lease, license, contract, agreement, purchase or sales order, indenture or commitment, written or oral, to which the Company is a party or by which any of the Purchased Assets are bound and that are listed on Schedule 1.1(b) hereto (the "Assumed Contracts"), prepaid items, deposits or similar rights, all accounts, accounts receivable, notes, notes receivable and similar rights of the Company to receive moneys due and to become due to it, all rights of the Company under express or implied warranties from the suppliers of the Company with respect to the Purchased Assets, all of the Company's warranties or other claims, refunds, causes of action, choses in action, rights to recovery (including rights to insurance proceeds or other recoveries for damaged assets acquired by Quarterdeck), rights of set-off and rights of recoupment relating to the Business, all investments, bank accounts, and cash on hand and except as specifically provided in Section 1.2 of the Purchase Agreement, all other intangible assets and properties of the Company that exist on the Closing Date and that are not described in the Other Intangibles Agreement. "Trade secrets" shall have the same meaning as given by California Civil Code Section 3426.1(d);

                          (c)     Pursuant to the Bill of Sale attached hereto
as Exhibit A-3, all computer hardware, equipment, furniture, machinery, fixtures, electrical devices, office materials and supplies, hardware, tools, spare parts and other tangible personal property of every kind and description owned by the Company and used or held for use in connection with the Business, all land, leaseholds, licenses, rights-of-way and other interests of every kind and description in and to each parcel of real property owned by or leased to the Company or otherwise used by the Business, including, without limitation those listed and described on Schedule 2.9 hereto, and all other additions, improvements and alterations thereto located on such real property and any additions, improvements, replacements and alterations thereto made between the date of this Agreement and the Closing Date in the ordinary course of business consistent with Section 5.1 hereof (collectively, the "Real Property"), all books, records and accounts of the Company, all correspondence, production records, schematics, blueprints, reports, specifications, projections, statistics, market research data, marketing plans, sales records and histories, employment records, any confidential information that has been reduced to writing relating to or arising out of the Business, and all other financial information concerning the Business, and all other tangible assets and properties of the Company that exist on the Closing Date and that are not described in the Technology Transfer Agreement or the Other Intangibles Agreement, whether real or personal.

                 1.2. EXCLUDED ASSETS. Notwithstanding the foregoing, the Purchased Assets shall not include the assets of the Company set forth on
Schedule 1.2 hereto.

                 1.3. ASSUMED LIABILITIES. Acquisition Sub hereby assumes, effective as of the Closing Date, (i) liabilities of the Company as reflected on its unaudited balance sheet as of March 31, 1996 and not subsequently discharged prior to the Closing Date in the ordinary course of business, (ii) the executory liabilities and obligations of the Company incurred on or prior to March 31, 1996 in the ordinary course of business and not subsequently discharged and not required under generally accepted accounting principles ("GAAP") to be reflected in the Company Financials, and (iii) the liabilities and obligations of the Company incurred after March 31, 1996 in the ordinary course of business and not subsequently discharged; provided, however, that Acquisition Sub does not, and shall not, assume or be deemed to assume, nor shall Acquisition Sub discharge, be responsible for or liable with respect to, any of the following liabilities or obligations of the Company or any other person, whether arising prior to, on or after the Closing Date (collectively, the "Retained Liabilities"):

                 (a) any liability or obligation of the Company arising out of or relating to the contracts and agreements that are either excluded from the Assumed Contracts on Schedule 1.1(b) or are not properly disclosed pursuant to the terms of this Agreement;

                 (b) any liability or obligation of the Company to pay any broker or finder, except for the payment contemplated by Section 9.7;

                 (c) any obligation, right, agreement or arrangement with respect to the issuance of any equity securities, except for Company Options in the manner contemplated elsewhere herein;

                 (d) any liability of the Company to any person or entity, the existence of which constitutes a substantial breach of any material covenant, agreement, representation or warranty of the Company contained in this Agreement;

                 (e) any liability or obligation of the Company arising out of any threatened or pending litigation, claim, arbitration, investigation, or other proceeding, whether or not set forth in Schedule 2.16 hereto;

                 (f) any liability for taxes arising out of the Acquisition or any of the other transactions contemplated by this Agreement, including, without limitation, (i) taxes resulting from the failure of the transactions contemplated by this Agreement to constitute a valid
"reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) sales taxes; and

                 (g) any liability to any Company employee for severance payments.

                 1.4.     PURCHASE PRICE.

                          (a)     On the Closing Date, Acquisition Sub shall
pay to the Company that number of shares of common stock, $.001 par value, of Quarterdeck ("Quarterdeck Common Stock") equal to the product (the "Quarterdeck Acquisition Shares") of (i) the Company Common Stock Ratio (as defined below) multiplied by (ii) the sum of (A) the total number shares of Company Common Stock issued and outstanding on the Closing Date plus (B) the total number of Common Share Equivalents (as defined below) in respect of all shares of Company Preferred Stock (as defined below) issued and outstanding on the Closing Date; provided that six and one-tenth percent (6.1%) of the Quarterdeck Acquisition Shares shall be withheld and deposited in the Escrow (as defined below) pursuant to the terms and conditions of the Escrow Agreement (as defined below). Prior to the Distribution Date (as defined in the Rights Agreement (defined below)), all references in this Agreement to each Quarterdeck Acquisition Share shall be deemed to include the corresponding right (the "Right") to purchase shares of Series A Junior Participating Preferred Stock of Quarterdeck pursuant to the Rights Agreement dated as of August 11, 1992, between Quarterdeck and Bank of America NT&SA, as Rights Agent (the "Rights Agreement").

                          (b)     If, between the date of this Agreement and
the Closing Date, the outstanding shares of Quarterdeck Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split, reverse split, stock dividend or combination, the consideration to be issued to the Company in the Acquisition shall be correspondingly adjusted.

                          (c)     At the Closing, each issued and outstanding
Company Option shall be assumed by Quarterdeck in accordance with and to the extent provided in Section 5.7 and shall thereafter be exercisable on the same terms for that number of shares of Quarterdeck Common Stock equal to the product of (A) the Company Common Stock Ratio (as defined below) multiplied by
(B) the number of shares of Company Common Stock issuable upon exercise of such Company Option, rounded down to the nearest whole number of shares of Quarterdeck Common Stock; and the exercise price per share of Quarterdeck Common Stock under such assumed Company Option shall equal the quotient of (x) the exercise price per share of Company Common Stock under such Company Option divided by (y) the Company Common Stock Ratio, rounded up to the nearest whole cent so that the aggregate exercise price under such Company Option shall remain substantially unchanged. The percentage vesting schedule under each such Company Option for Quarterdeck Common Stock shall remain unchanged from that prior to the Acquisition for Company Common Stock.

                          "Company Common Stock Ratio" shall mean the quotient
of (A) Seven Hundred and Fifty Thousand (750,000) divided by (B) the sum of (x) the total number of shares of Company Common Stock issued and outstanding on the Closing Date plus (y) the total number of Common Share Equivalents (as defined below) in respect of all shares of Company Preferred Stock issued and outstanding on the Closing Date plus (z) the total number of shares of Company Common Stock for which all outstanding vested Company Options are exercisable on the Closing Date.

                          "Common Share Equivalents" shall mean the aggregate
number of shares of Company Common Stock into which all shares of Series A Preferred Stock of the Company, Series B Preferred Stock of the Company, and Series C Preferred Stock of the Company (collectively, the "Company Preferred Stock", and collectively with the Company Common Stock, the "Company Stock"), are, by their terms, convertible immediately prior to the Closing.

                 1.5. THE CLOSING. Upon the satisfaction or satisfactory waiver of all conditions set forth in Article 6 of this Agreement, the closing (the "Closing") of the Acquisition shall take place at the offices of Gibson, Dunn & Crutcher, 333 South Grand Avenue, Los Angeles, California 90071 at 3:00 p.m. on May 15, 1996, or such other place, time and date as Quarterdeck and the Company may mutually select (with the date of the Closing being referred to herein as the "Closing Date").

                 1.6. DELIVERY AND TRANSFER AT CLOSING. At the Closing, the Company shall transfer and assign to Acquisition Sub its entire right, title and interest in and to the Purchased Assets pursuant to the Technology Transfer Agreement substantially in the form attached hereto as Exhibit A-1, the Other Intangibles Agreement substantially in the form attached hereto as Exhibit A-2, and the Bill of Sale substantially in the form attached hereto as Exhibit A-3, and such other instruments of transfer as may be reasonably requested by Acquisition Sub or Quarterdeck to transfer the Purchased Assets to Acquisition Sub including, without limitation, assignments of the Intellectual Property (as defined in Section 2.12 hereof) as deemed necessary by Acquisition Sub, all in a form reasonably satisfactory to Acquisition Sub. The sale, assignment, transfer and conveyance of the Purchased Assets that are capable of transfer by remote communication shall be effected by remote communication from the Company's place of business to Acquisition Sub. To the extent such Purchased Assets are sold, assigned, transferred and conveyed by way of remote communication, the Company shall not be obligated to, and shall not, transfer to Acquisition Sub any such Purchased Assets in any other embodiment. After the Closing, the Company, or any person authorized by the Company in connection with the dissolution of the Company, will execute and deliver to Acquisition Sub such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by Acquisition Sub or Quarterdeck in order to vest in Acquisition Sub all right, title and interest of the Company in and to the Purchased Assets and otherwise in order to carry out the purpose and intent of this Agreement.

                 1.7. EXEMPTION FROM REGISTRATION. The Quarterdeck Common Stock to be issued in connection with the Acquisition will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and exempt from registration or qualification under the California Corporate Securities Law (the "California Securities Act") and any other applicable state securities laws.

                 1.8. RESTRICTED SECURITIES. The Quarterdeck Acquisition Shares will be subject to the restrictions and obligations imposed in connection with representations and warranties contained in an Affiliates Letter and Continuity of Interest Certificate, to be executed by the Company and each of the shareholders of the Company listed on Schedule 1.8 (the "Affiliates"), substantially in the form attached hereto as Exhibit B, as well as restrictions under applicable securities laws; provided that, upon registration of the Quarterdeck Acquisition Shares pursuant to the Registration Rights Agreement (as defined below), such Quarterdeck Acquisition Shares will be freely tradable under federal securities laws for such period of time as is set forth in the Registration Rights Agreement.

                 1.9.     TAX-FREE REORGANIZATION; POOLING.   The parties
intend to adopt the Agreement as a plan of reorganization within the meaning of
Section 354 of the Code and to consummate the Acquisition in accordance with
Section 368(a)(1)(C) of the Code, and that the Acquisition be treated for accounting purposes as a "pooling of interests" under Opinion No. 16 of the Accounting Principles Board.

                 1.10. ESCROW. Six and one-tenth percent (6.1%) of the aggregate number of Quarterdeck Acquisition Shares (the "Escrow Shares") shall be withheld from the Quarterdeck Acquisition Shares to be received by the Company in the Acquisition and shall be held in escrow (the "Escrow"). The Escrow Shares shall be deemed to consist solely of Quarterdeck Acquisition Shares that would otherwise be distributable solely to the Shareholders upon a distribution by the Company to its shareholders of Quarterdeck Acquisition Shares, whether upon liquidation, dissolution, winding up or otherwise. The Shareholders' respective interests in the Escrow Shares shall be in the same proportion as their equity interests in the Company at the Closing. Upon a distribution by the Company to its shareholders of Quarterdeck Acquisition Shares, the Company's interest in the original number of Escrow Shares shall be the first of the Quarterdeck Acquisition Shares to be distributed to the Shareholders, while all other Company shareholders shall receive in such distribution Quarterdeck Acquisition Shares in the actual possession of the Company. To the extent that Quarterdeck, Acquisition Sub, or any other indemnified party under Section 7.2 has a claim for indemnification or for a breach of, or default under this Agreement or the agreements, instruments or transactions contemplated hereby or thereby, Quarterdeck, Acquisition Sub, and such other indemnified parties shall have recourse against, among other things, the Escrow Shares in seeking satisfaction of such claims (which recourse shall not be an exclusive remedy) pursuant to Article 7 of this Agreement and pursuant to the terms of an escrow agreement (the "Escrow Agreement") substantially in the form attached hereto as Exhibit C.

                                   ARTICLE 2.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company and the Shareholders, jointly and severally, represent and warrant to Quarterdeck and Acquisition Sub as follows:

                 2.1.     ORGANIZATION AND STANDING.

                          (a)     The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would, individually or in the aggregate, have a Material Adverse Effect. Whenever used in this Article 2, "Material Adverse Effect" shall mean a material adverse effect on the Business, properties, prospects, condition (financial or otherwise) or results of operations of the Company.

                          (b)     Schedule 2.1 sets forth a complete and
accurate list of (i) each location where the Company maintains an office or personnel or owns or leases real property, and (ii) each state in which the Company is legally qualified to transact business.

                 2.2.     CAPITALIZATION.

                          (a)     There are 1,115,577 outstanding shares of
Company Stock, including 642,600 outstanding shares of Company Common Stock, 241,800 outstanding shares of Series A Preferred Stock, 32,930 outstanding shares of Series B Preferred Stock, and 198,247 outstanding shares of Series C Preferred Stock, and 487,930 shares of Company Common Stock issuable upon exercise of Company Options. Schedule 2.2 accurately sets forth the ownership of each class and series of Company Stock, the vesting schedules associated with the Company Options and the addresses of all of its security holders. Except as set forth in the preceding sentence and as set forth on Schedule 2.2, there are no outstanding shares of capital stock of the Company and there exist no (i) outstanding options, warrants or other rights to purchase or subscribe for any equity securities or other ownership interests of the Company, (ii) indebtedness or securities directly or indirectly convertible into or exchangeable for any equity securities of the Company, or (iii) any other obligations, rights, agreements or arrangements, whether absolute or contingent, with respect to the issuance of any equity securities of the Company.

                          (b)     Except as set forth on Schedule 2.2: (i) all
of the issued and outstanding shares of Company Stock have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of any preemptive rights; (ii) the Company has no obligation, whether absolute or contingent, to repurchase any of the issued and outstanding shares of Company Stock; (iii) all the Company Options have been granted in accordance with the Company's stock option plans (true and correct copies of which have been delivered to Quarterdeck) and all applicable securities laws; (iv) none of the Company Options are entitled to be accelerated as a result of the Acquisition, (v) no Company Options were issued or modified in contemplation of the Transactions (as defined below), and (vi) no Company Options have been issued since March 1, 1996.

                          (c)     The Affiliates are the only holders of  any
of the capital stock of the Company who are "affiliates" of the Company within the meaning of Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

                 2.3. SUBSIDIARIES. The Company does not own, directly or indirectly, an interest in any corporation, partnership, business, trust or other entity. There exist no obligations of the Company, whether absolute or contingent, to purchase or acquire any equity security or other ownership interest in any other business entity.

                 2.4.     AUTHORITY, APPROVAL AND ENFORCEABILITY.

                          (a)     Subject to obtaining any required approvals
of the holders of Company Stock, the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and all corporate action on its part necessary for such execution, delivery and performance has been duly taken.

                          (b)     Except as set forth on Schedule 2.4, the
execution and delivery by the Company of this Agreement do not, and the performance and consummation of the transactions contemplated by this Agreement (collectively, together with the transactions contemplated by the Escrow Agreement, the "Transactions") will not, result in or give rise to (with or without the giving of notice or the lapse of time, or both) any conflict with, breach or violation of, or default, termination, forfeiture or acceleration of obligations under, any terms or provisions of (i) its Articles of Incorporation or Bylaws, (ii) any statute, rule or regulation, or any judicial, governmental, regulatory or administrative decree, order or judgment applicable to the Company, or (iii) any material agreement, lease or other instrument to which it is a party or by which it or any of its assets may be bound.

                          (c)     No consent, approval, authorization, order,
registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on the part of the Company for the consummation by it of the Transactions.

                          (d)     This Agreement is a legal, valid and binding
obligation of the Company, enforceable against it in accordance with the respective terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general equitable principles.

                 2.5.     LICENSES AND PERMITS.  Except as set forth in
Schedule 2.5(a), the Company has, and at all times has held, all permits, licenses, orders, authorizations, registrations, qualifications, approvals and other analogous instruments (collectively, "Permits") (and each is in full force and effect) as required by applicable law for the purpose of conducting the Business or owning its properties or both, in each jurisdiction in which it does business or owns property or in which such Permits are otherwise required and where the failure to have such Permits would have a Material Adverse Effect. The Company is in compliance with all such Permits. Schedule 2.5(b) hereto sets forth a complete and correct list of all such Permits and the expiration dates thereof. There are no proceedings, pending or threatened, to revoke or terminate any such presently existing Permits and the Shareholders and the Company know of no reason why any such Permit would not be renewed in the ordinary course. The Company has made all filings and registrations and the like necessary or required by law to conduct the Business, except where the failure to maintain such permits and other instruments or to make such filings and registrations would not have a Material Adverse Effect.

                 2.6.     FINANCIAL STATEMENTS.

                          (a)     The Company has delivered to Quarterdeck
complete copies of its unaudited balance sheets as of March 31, 1996, and December 31, 1993, 1994 and 1995 and the related unaudited statements of income
(loss) and retained earnings (deficit) for the periods then ended (collectively, the "Company Financials"). Except as set forth on Schedule 2.6, the Company Financials (i) have been prepared from the books and records of the Company in accordance with GAAP applied on a consistent basis with prior periods, (ii) are complete and correct in all material respects and present fairly the Company's financial position as of those dates and the results of its operations and cash flows for the periods then ended, and (iii) contain and reflect adequate reserves for all liabilities or obligations of any nature, whether absolute or contingent.

                          (b)     Except to the extent specifically reflected
or reserved against in the Company Financials or as set forth on Schedule 2.6, the Company has no outstanding liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation), except for (i) executory liabilities and obligations incurred in the ordinary course of business since the most recent date of the Company Financials and (ii) obligations under contracts and commitments incurred in the ordinary course of business on or before March 31, 1996 and not required under GAAP to be reflected in the Company Financials.

                          (c)     All of the accounts receivable reflected on
the Company Financials and all accounts receivable incurred since that date are or have been fully collectible in the normal course of business and there are no known or asserted claims or other rights of set-off against any thereof, except to the extent of any reserves set forth therefor on the Company Financials and except as set forth on Schedule 2.6. Except as set forth on
Schedule 2.6, as of the date hereof, there is (i) no account debtor delinquent in its payment by more than 90 days, (ii) no account debtor that has refused (or, to the best knowledge of the Company and the Shareholders, threatened to refuse) to pay its obligations for any reason, (iii) to the best knowledge of the Company and the Shareholders, no account debtor that is insolvent or bankrupt and (iv) no account receivable that is pledged to any third party by the Company.

                          (d)     All of the accounts payable reflected on the
Company Financials and all accounts payable incurred since that date arose in the ordinary course of business, and there is no such account payable delinquent in its payment except those having to do with normal trade disputes, none of which exceed $10,000 individually or $50,000 in the aggregate as of the date hereof. Schedule 2.6 sets forth a complete and accurate aging of all of the Company's accounts payable at March 31, 1996.

                          (e)     Except as set forth in Schedule 2.6, since
the date of the Company Financials, the Company has continued to replenish inventories in a normal and customary manner consistent with past practices. The Company has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of the Company that is consistent with its past practice and in accordance with GAAP applied on a consistent basis.

                 2.7. MATERIAL ADVERSE CHANGES. Since December 31, 1995, except as is set forth on Schedule 2.7, there has not occurred

                          (a)     Any material adverse change in the Company's
assets, liabilities, Business, prospects, condition (financial or otherwise), or operating results from that reflected in the Company Financials or any one or more adverse changes that have resulted or may result in a loss to the Company of more than $50,000 in the aggregate;

                          (b)     Any material increase in the indebtedness or
liabilities of the Company over the level thereof as reflected on the most recent balance sheet included in the Company Financials, or any mortgage, pledge or encumbrance on any of the Company's assets;

                          (c)     Any amendment or modification of any Material
Agreement (as defined below), or any termination of any agreement that would have been a Material Agreement were such agreement in existence on the date hereof;

                          (d)     Any creation of any written or oral
agreement, contract, commitment or transaction involving the Company that extends beyond the first anniversary of the date hereof or that involves obligations thereunder in excess of $50,000;

                          (e)     Any increase in the compensation (including,
without limitation, the rate of commissions) payable to, or any payment of a cash salary bonus to, any officer, director or employee of, or consultant to, the Company;

                          (f)     Any transaction by the Company, whether or
not covered by the foregoing, not in the ordinary course of business, including, without limitation, any purchase or sale of any asset;

                          (g)     Any material alteration in the manner of
keeping the books, accounts or records of the Company, or in the accounting practices therein reflected;

                          (h)     Any declaration or payment of any dividends
or distributions by the Company, any acquisition or redemption by the Company of any of its equity securities or any loan by the Company to any of its security holders;

                          (i)     Any loss or threatened loss of a material
customer; or

                          (j)     Any agreement to do any of the things
described in subsections (a) through (i) of this Section 2.7.

                 2.8. RETURNS. Since December 31, 1995, the Company has not had any of its products returned by a purchaser or user thereof, other than for minor, nonrecurring warranty problems, stock balancing, overstock and version changes and upgrades. The Company is not aware of any pending warranty claims other than those that arise in the ordinary course of business and that are not expected to require a bulk recall of products currently sold to customers or in the distribution channel.

                 2.9.     PROPERTIES.

                          (a)     Except as set forth in Schedules 2.4, 2.9 or
2.12, the Company has good title to, valid leasehold interests in, or other right to use and transfer to Acquisition Sub all of the Purchased Assets, which constitute substantially all of the assets used in the Company's operations prior to the date of this Agreement, free and clear of all liens, mortgages, pledges, security interests, encumbrances, prior assignments, material restrictions or adverse claims of any kind or nature whatsoever. Except as set forth in Schedule 2.9, all of such assets are in good operating condition, normal wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used.

                          (b)     Except as set forth in Schedule 2.9, since
the most recent date of the Company Financials, there has not occurred any transfer of title from the Company (other than in the ordinary course of business), any abandonment, any pilferage or any other material loss by the Company with respect to, any of its property, plant or equipment.

                          (c)     Set forth on Schedule 2.9 is a complete and
correct list of each of the tangible assets (including fixed assets) having a net book value in excess of $50,000 owned or leased by the Company.

                          (d)     Schedule 2.9 sets forth a complete and
correct description of each parcel of Real Property, which description consists of a legal description for each such parcel, the Company's interest therein and an identification of each lease (a "Lease") of real property under which the Company is either a lessee, sublessee, lessor or sublessor. Except as set forth in Schedule 2.9:

                                  (i)      Each Lease is a valid and binding
obligation of the Company, and the Shareholders and the Company do not have any knowledge that any of such Leases are not valid and binding obligations of each of the other parties thereto;

                                  (ii)     Neither the Company nor any other
party to a Lease is in default with respect to any material term or condition thereof;

                                  (iii)    All of the buildings, fixtures and
other improvements located on the Real Property are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable code, zoning ordinance or other applicable law or regulation;

                                  (iv)     The Company has not experienced
during the two years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by the Company in the operation of the Business during such period;

                                  (v)      To the best knowledge of the Company
and the Shareholders, no portion of the Real Property (A) contains or has been used in any manner at any previous time for the storage, disposal, treatment, processing, production, refinement, generation or other handling of waste contamination, PCBs, asbestos, or other hazardous or toxic substance and there is no contamination, whether of soil, ground water, or otherwise, or other condition that violates any applicable federal, state, local, or other law, regulation, code, order, or rule (an "Environmental Protection Law"), or requires reporting to any governmental authority; (B) contains underground tanks of any type, or any materials containing PCBs or any asbestos; or (C) contains any surface or sub-surface conditions that constitute, or that through the physical effects of the passage of time may constitute, a public or private nuisance;

                                  (vi)     To the best knowledge of the Company
and the Shareholders, no portion of the Real Property has been designated, listed, or identified in any manner by the United States Environmental Protection Agency (the "EPA") or under and pursuant to any Environmental Protection Law as a hazardous waste or hazardous substance disposal or removal site, Superfund or clean-up site or candidate for removal or closure pursuant to any Environmental Protection Law; and

                                  (vii)    The Company has not received at any
time prior to the date hereof a summons, citation, notice, directive, letter or other communication, written or oral, from the EPA or any other federal, state, local or other governmental agency or instrumentality, authorized pursuant to an Environmental Protection Law, concerning any intentional or unintentional action or omission (except any pertaining to emissions of fugitive dust and other non-hazardous particulates that are routinely corrected) by the Company constituting a violation or potential violation of any Environmental Protection Law, including, without limitation, violations relating to the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of hazardous waste or hazardous substance into the environment resulting in damage thereto or to the fish, shellfish, wildfish, biota and other natural resources, and there exist no facts that would be the basis for a finding of such a violation.

                 2.10. INSURANCE. Schedule 2.10 sets forth a list of the insurance policies held by the Company. To the best knowledge of the Company and the Shareholders, it is in compliance with each of such policies such that none of the coverages provided under such policies has been invalidated.

                 2.11.    MATERIAL AGREEMENTS AND RELATIONSHIPS.

                          (a)     Except as set forth on Schedule 2.9 or
2.11(a), the Company is not a party to or subject to any oral or written:

                                  (i)      agreement presently in effect for
the purchase of inventory, supplies, equipment or other real or personal property, or the procurement of services, except individual purchase orders or aggregate purchase orders to a single vendor involving payments of less than $25,000;

                                  (ii)     lease presently in effect or
ownership of equipment, machinery or other personal property involving aggregate annual payments in excess of $25,000;

                                  (iii)    agreement presently in effect for
the sale or lease of products or furnishing of its services, except individual purchase orders or aggregate purchase orders from a single customer involving payments of less than $10,000;

                                  (iv)     joint venture, partnership or other
contract or arrangement presently in effect involving the sharing of profits other than license agreements;

                                  (v)      agreement presently in effect
relating to the purchase or acquisition, in connection with the Acquisition or otherwise, of a significant portion of the Business, assets or securities by any other person, or of any other person by it, other than as contemplated herein;

                                  (vi)     agreement presently in effect
containing a covenant or covenants which purport to limit its ability or right to engage in any lawful business activity material to it or to compete with any person or entity in a business material to it;

                                  (vii)    agreement presently in effect
pursuant to which it has appointed any organization or person to act as its distributor or sales agent or pursuant to which it has been appointed a distributor or sales agent by any third party (and, except as specified on Schedule 2.11(a), none of such agreements is an exclusive relationship);

                                  (viii)   agreement presently in effect with
any of its officers, directors, Shareholders, any family relative of any of the foregoing, or any business or entity controlled by any of the foregoing or in which any of the foregoing has a material financial stake (excluding publicly traded companies in which the foregoing cumulatively hold less than a 5% equity interest);

                                  (ix)     agreement presently in effect for
the license (whether as licensor or licensee) or assignment of any patent, copyright, trade secret or other proprietary information;

                                  (x)      agreement presently in effect
involving payments to or obligations of it in excess of $50,000, not otherwise described in this Section 2.11;

                                  (xi)     agreement of indebtedness or capital
equipment leases presently in effect in excess of $25,000;

                                  (xii)    agreement that relates to the
borrowing or lending by the Company of any money;

                                  (xiii)   agreement that creates or continues
any material claim, lien, charge or encumbrance against, or right of any third party with respect to, any material Purchased Asset;

                                  (xiv)    agreement or commitment relating to
commission arrangements with others;

As used in this Section 2.11, the word "agreement" includes both oral and written contracts, leases, understandings, arrangements and all other agreements. The term "Material Agreements" means the agreements of the Company required to be disclosed on Schedule 2.11(a) and those that would have been required to be so disclosed but for their being specifically identified in other Schedules hereto.

                          (b)     To the best of the Company's and the
Shareholders' knowledge, except as set forth on Schedule 2.11(a), no party to any Material Agreement has committed a breach thereof or a default thereunder or intends to cancel or withdraw such Material Agreement.

                          (c)     The Company has performed all material
obligations required to be performed by it on or prior to the date hereof under each Material Agreement, except for such failures to perform, defaults, breaches, or violations under such instruments or obligations that would not have a Material Adverse Effect. The Shareholders and the Company have no reason to believe that the Company will not be able to fulfill, when due, all of its material obligations under the Material Agreements that remain to be performed after the date hereof.

                          (d)     Schedules 2.11(b), (c) and (d) hereto set
forth a complete and correct list of each (i) customer (or related group of customers) with whom the Company did $50,000 or more of business during the last fiscal year, (ii) supplier (or related group of suppliers) with whom the Company did $50,000 or more of business during the last fiscal year, and (iii) agent (or related group of agents) or representative (or related group of representatives) who was paid $10,000 or more by the Company during the last fiscal year, respectively, which lists itemize the actual dollar amounts.

                          (e)     The Japanese Distribution Agreement (as
defined in Section 5.11 below) shall automatically expire on October 12, 1996 without any action or inaction of any party thereto.

                 2.12.    INTELLECTUAL PROPERTY RIGHTS.

                          (a)     Except as set forth on Schedule 2.12: (i) the
Company has full title and ownership of or rights to utilize all trademarks, license rights, service marks, trade names (including, without limitation, the name "Future Labs"), copyrights, trade secrets, proprietary rights, information and processes, and all patents and pending patent applications disclosing and/or claiming subject matter used in the Business as now conducted (collectively, the "Intellectual Property") without any infringement of the rights of others; (ii) to the best of the Company's and the Shareholders' knowledge, all Intellectual Property is valid, subsisting, unexpired, enforceable and has not been abandoned; (iii) except for agreements and licenses entered into in the ordinary course of business, there are no outstanding options, licenses, liens, encumbrances or agreements of any kind relating to the foregoing; (iv) the Company has not received any communications nor is it or the Shareholders aware of any entity alleging that the Company has infringed or, by conducting its business as currently conducted, would infringe any intellectual property right of any other person or entity; (v) the Company and the Shareholders are not aware of any infringement of the Intellectual Property by third parties; (vi) the Company has not received any communication from any governmental agency stating that the Company is not entitled to register, or receive patents for, any of its Intellectual Property; (vii) the Company is not aware that any of the Company's employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote and secure the Intellectual Property of the Company or that would conflict with its business as conducted; (viii) neither the execution nor delivery of this Agreement, nor the carrying on of its business by its employees or consultants, nor the conduct of its business as currently conducted, will, to the best knowledge of the Company and the Shareholders, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants of the Company is now obligated; (ix) to the best of the Company's and the Shareholders' knowledge, each of the Company's past and present employees and consultants who participate in the creation of the Intellectual Property, past and present, have executed enforceable agreements with the Company assigning or licensing the employee's or consultant's rights in any Intellectual Property to the Company; (x) the Company does not believe it is or will be necessary to utilize any inventions of any of its employees or consultants (or persons it currently intends to hire as service providers) made prior to their employment by the Company (except for inventions that the Company currently owns or has a right to utilize and which are set forth on Schedule 2.11(a) or Schedule 2.12). Schedule 2.12 also sets forth a complete and correct list of (A) all material patents, patent applications and trademarks (registered or unregistered) owned or licensed by the Company that are necessary for or used in its business as now conducted, and (B) all independent contractor or consulting agreements pursuant to which the Company provided consulting services which agreements require a consent or waiver to consummate the Transactions. All royalty obligations of the Company on current products are listed on Schedule 2.12. No unlicensed invention that is shown as being owned by any employee or consultant of the Company is necessary for the conduct of the Business as presently conducted.

                          (b)     To the best knowledge of the Company and the
Shareholders, with respect to the Business only the Company is not making unauthorized use of any confidential information of third parties nor any confidential information in which any of its present or past employees, consultants, or other service providers, has claimed a proprietary interest; and the Company is not aware of any facts that would give rise to such a claim.

                          (c)     Without limiting the generality of the
foregoing representations, the Company expressly represents and warrants that, except as set forth on Schedule 2.12:

                                  (i)      to the best of the Company's and the
Shareholders' knowledge, the Company has satisfied all material obligations required to be satisfied on or prior to the date hereof pursuant to any and all consulting agreements pursuant to which the Company provided consulting services and the Company is not using nor has it developed any derivatives or modifications pursuant to such consulting agreements, except as expressly authorized under such agreements or by such other party;

                                  (ii)     the Company is not aware of any
event that has occurred which would give rise to any present or future liability under any agreement to provide indemnification for infringement of any third party rights or otherwise; and

                                  (iii)    the Company is not in arrears in the
payment of any royalty obligations pursuant to any license agreements with third parties concerning the Intellectual Property.

                 2.13.    EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFITS.

                 Except as set forth on Schedule 2.13, the Company does not maintain and is not a party to any compensation or employee benefit plans, programs or contracts within the meaning of Section 3(3) of ERISA (the "Compensation and Benefit Programs") for employees or former employees or their dependents.

                 The Company has provided Quarterdeck with all documents and government filings relating to the Compensation and Benefit Programs and has provided a written summary of any unwritten Compensation and Benefit Programs.

                 The Compensation and Benefit Programs have been maintained in all material respects, in compliance with all applicable laws, and there are no material liabilities associated with the Compensation and Benefit Programs (statutory, contractual or otherwise) which have not been fully funded by the Company.

                 Neither the Company nor ERISA Affiliate has sponsored, maintained or contributed to, or has had any obligation to constitute, any pension plan regulated under Title IV of ERISA within the last six years.

                 No Compensation or Benefit Program provides benefits described in Section 3(1) of ERISA to any former employees or retirees of the Company or any ERISA Affiliate except as required under Part 6 Title I of ERISA.

                                  "ERISA" means the Employee Retirement Income
                 Security Act of 1974, as amended.

                                  "ERISA Affiliate" of the Company means any
                 other person that, together with the Company as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

                 2.14. ENVIRONMENTAL AND SAFETY LAWS. The Company has, in all material respects, complied and is in compliance with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, use, sale, storage, handling, transfer and disposal of any Hazardous Substances, and the Company has not been alleged to be in violation of, or been subject to any administrative, judicial or regulatory proceeding pursuant to, such laws or regulations. As used herein, "Hazardous Substances" shall mean any asbestos, petroleum or any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation or ordinance presently in effect, including, without limitation, any material or substance which is designated or defined as a "hazardous substance," "hazardous waste" or "toxic substance" in (i) the Federal Water Pollution Control Act, 33 U.S.C. S 1251 et seq., and any amendments thereto,
(ii) the Federal Resource Conservation and Recovery Act 42 U.S.C. SS 6901 et seq., and any amendments thereto, (iii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601 et seq., and any amendments thereto, or (iv) the Hazardous Material Transportation Act, 49 U.S.C. S 1801 et seq., and any amendments thereto.

                 2.15.    COMPLIANCE WITH LAWS.  Except as set forth in
Schedule 2.15, the Company has complied in all material respects with all foreign, federal, state, local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity applicable to the Business. Except as set forth on Schedule 2.15, the Company has not received any governmental notice of any violation by the Company of any such laws, rules, regulation or orders.

                 2.16.    ABSENCE OF LITIGATION.  Except as set forth on
Schedule 2.16, the Company is not a party to any litigation, claim, arbitration, investigation or other proceeding, nor, to the best of its or the Shareholders' knowledge, is there any such litigation, claim, arbitration, investigation or other proceeding threatened against the Company. Neither the

Company nor, to the best of its or the Shareholders' knowledge, any of its officers or directors is bound by any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person that relates to the Company or the Business.

                 2.17.    NO BROKERS.  Except for the payment contemplated by
Section 9.7 or as disclosed in Schedule 2.17, neither the Company nor any Shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby or thereby.

                 2.18.    TAXES.

                          (a)     Definitions.  For purposes of this Agreement:

                                  (i)      the term "Taxes" means (A) all
federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause
(A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

                                  (ii)     the term "Returns" means all
returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

                          (b)     Except as set forth in Schedule 2.18, the
Company has completed and filed on a timely basis and in materially correct form all Returns required to be filed. As of the time of filing, the filed Returns did not materially misstate the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon and none of such Returns contains (or were required to contain in order to avoid the imposition of a penalty) a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). The Company will complete and file on a timely basis and in a materially correct manner all Returns required to be filed after the date of this Agreement and on or prior to the Closing, and will provide Quarterdeck the reasonable opportunity to review and comment on any such Return prior to its filing.

                          (c)     Except as set forth in Schedule 2.18, with
respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the date of Closing, all applicable Tax laws and agreements have been complied with in all material respects, and all such amounts required to be paid by the Company to taxing authorities or others have been paid or, if due but remain payable without penalty or interest, have been adequately reserved for. The Company does not owe any Taxes on compensation paid to any of its employees, other than Taxes that are not yet due and payable.

                          (d)     Except as set forth on Schedule 2.18: (i)
none of the Company Returns have been audited or are under audit by any tax authority, and the Company has not received notice of a forthcoming audit of its Returns; (ii) no claim has been made by a Tax authority in a jurisdiction where the Company does not file Returns that it is or may be subject to Tax by that jurisdiction; (iii) no extensions or waivers of statutes of limitations with respect to the Returns have been given by or requested from the Company; and (iv) no power of attorney granted by the Company with respect to Taxes is in force.

                          (e)     There are no liens for Taxes (other than for
current Taxes not yet due and payable) upon the assets of the Company.

                          (f)     the Company is not a party to or bound by any
tax indemnity, tax sharing or tax allocation agreement.

                          (g)     the Company has never been a member of an
affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes. The Company has not made an election under Section 1361 of the Code or any predecessor provision or any similar provision for state, local or other Tax purposes. The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it. The Company has not made or will not make a consent dividend election under Section 565 of the Code.

                          (h)     the Company has not agreed to make, nor is it
required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise. The Company has taken no action that is not in accordance with past practice that could defer a liability for Taxes of the Company or the Shareholders from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

                          (i)     the Company is not a party to any agreement,
contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with the Acquisition, any change of control of the Company or any other transaction contemplated by this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                          (j)     the Company is not, and has not been, a
United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                          (k)     Except as set forth in Schedule 2.18, to the
knowledge of the Company, as of the date hereof, no shareholder of the Company is other than a United States person within the meaning of the Code.

                          (l)     the Company does not have and has not had a
permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and, except as set forth in Schedule 2.18, the Company has not engaged in a trade or business within any foreign country.

                          (m)     the Company is not party to any joint
venture, partnership, or other arrangement or contract which could reasonably be expected to be treated as a partnership for federal income tax purposes.

                          (n)     Except as set forth on Schedule 2.18, the
unpaid Taxes of the Company as of the date hereof are not materially in excess of the unpaid liability for Taxes reflected on the most recent accounting books of the Company heretofore provided to Quarterdeck. No material Tax liability of the Company has been incurred since September 30, 1995, other than in the ordinary course of business.

                          (o)     All material elections with respect to Taxes
affecting the Company as of the date of this Agreement that are not readily identifiable on the Returns heretofore provided to or made available to Quarterdeck and any attachments thereto are set forth in Schedule 2.18. No material election with respect to Taxes will be made after the date of this Agreement without the prior written consent of Quarterdeck and Acquisition Sub.

                          (p)     Except for those options issued to the
Shareholders, all outstanding options to acquire equity of the Company that purport to be or were otherwise intended (when issued) to be treated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code (and any predecessor provision and any similar provision applicable state, local or other Tax law) were issued in compliance with such section. Other than those options issued to the Shareholders, all such outstanding options currently qualify for treatment as ISOs, and are held by persons who are employees of the Company.

                          (q)     Schedule 2.18 sets forth all state, local or
foreign jurisdictions in which the Company is or at any time during the past five years has been subject to Tax.

                 2.19.    COMPLIANCE WITH INSTRUMENTS.  Except as set forth in
Schedule 2.19, the Company is not (and would not be with the giving of notice or the passage of time or both) in violation of, conflict with, breach of or default under any term or provision of its

Articles of Incorporation or Bylaws, or any agreement, arrangement, contract, lease or other instrument to which it or its properties is subject except where such would not have a Material Adverse Effect.

                 2.20. RELATED PARTY TRANSACTIONS. Except for matters arising in the ordinary course of business or as set forth in Schedule 2.20,
(a) no employee, officer or director of the Company, or Shareholder, any family relative of any of the foregoing, or any business or entity controlled by any of the foregoing or in which any of the foregoing has a material financial stake (excluding publicly traded companies in which the foregoing cumulatively hold less than a 5% equity interest) (collectively, "Related Parties"), is indebted to the Company, (b) the Company is not indebted (or committed to make loans or extend or guarantee credit) to any Related Party, (c) the Company has not engaged in any transaction with any Related Party since the beginning of the two most recently completed fiscal years of the Company prior to the date hereof. To the knowledge of the Company and the Shareholders, Schedule 2.20 sets forth a complete and correct list of all businesses and entities constituting Related Parties with which the Company either has a business relationship or competes.

                 2.21. POOLING. To the best knowledge of the Company and the Shareholders, the Company has not engaged in any transaction that it believes would preclude the Acquisition from being accounted for as a pooling of interests.

                 2.22. NO POWERS OF ATTORNEY OR SURETYSHIPS. Except as set forth on Schedule 2.22 hereto, with respect to the Business only, (a) the Company has not granted any general or special powers of attorney and (b) the Company does not have any obligation or liability (whether actual, contingent or otherwise) as guarantor, surety, consignor, endorser, co-maker, indemnitor, obligor on an asset or income maintenance agreement or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

                 2.23. BANKING FACILITIES. Schedule 2.23 hereto sets forth a complete and correct list of:

                          (a)     Each bank, savings and loan or similar
financial institution in which the Company has an account or safety deposit box and the numbers of such accounts or safety deposit boxes maintained thereat; and

                          (b)     The names of all persons authorized to draw
on each such account or to have access to any such safety deposit box, together with a description of the authority (and conditions thereto, if any) of each person with respect thereto.

                 2.24. CORPORATE BOOKS. The corporate minute books of the Company are complete, each of the minutes contained therein accurately reflect the material actions that were taken at the meeting for which the minutes were taken, the meetings of directors or shareholders referred to in the minutes were duly called and held, and the signatures contained on all documents in the minute books are the true signatures of the persons purporting to have signed the same.

                 2.25.    DISCLOSURE; ACCURACY OF DOCUMENTS AND INFORMATION.
No representation, warranty or statement made by or on behalf of the Company or the Shareholders in this Agreement, any document furnished by the Company of the Shareholders pursuant to the terms of this Agreement, or the Private Placement Memorandum of the Company dated January 31, 1996, when taken together with this Agreement in its entirety and all such documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 2.26. TRANSFER OF PURCHASED ASSETS. The delivery to Acquisition Sub of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Purchased Assets in Acquisition Sub, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever, except as set forth in Schedule 2.26.

                 2.27. INVESTMENT INTENT, ETC. The Company is acquiring the Quarterdeck Acquisition Shares for investment purposes for its own account and without a view to distribution or resale thereof except for a distribution thereof to its shareholders pursuant to a plan of reorganization as contemplated by Section 1.9 hereof.

                 2.28.    LABOR AND EMPLOYMENT MATTERS.

                          (a)     Except as set forth on Schedule 2.28, no
collective bargaining agreement exists that is binding on the Company and, except as described on Schedule 2.28, no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Schedule 2.28 describes any organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of the Company.

                          (b)     Except as set forth on Schedule 2.28,  (i)
there is no labor strike, dispute, slow down or stoppage pending or, threatened, against or directly affecting the Company, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claims therefor exist; and (iii) the Company has received no notice and has no knowledge of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Company.

                          (c)     If required under the Workers Adjustment and
Retraining Notification Act or applicable state law regulating plant closing or mass layoffs, the Company has timely caused there to be filed or distributed, as appropriate, all required filings and notices with respect to employment losses occurring through the Closing Date.

                          (d)     The Company has complied in all material
respects in respect of all employees of the Company with all applicable laws respecting employment and employment practices and the protection of the health and safety of employees, from whatever source such law may be derived, including, without limitation, statutes, ordinances, laws, rules, regulations, policies, standards, judicial or administrative precedents, judgments, orders, decrees, awards, citations, licenses, official interpretations and guidelines, except for such instances which are not, in the aggregate, material.

                          (e)     All individuals who are performing or have
performed services for the Company and are or were classified by the Company as "independent contractors" qualify for such classification under Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986, as applicable, except for such instances which are not, in the aggregate, material.

                          (f)     All obligations of the Company applicable to
its employees, whether arising by operation of law, by contract, past custom, or otherwise, for salaries, bonuses and other forms of compensation payable to such employees attributable to service rendered by any of them prior to the Closing Date have been or will be paid by the Company.



                                   ARTICLE 3.

                           [INTENTIONALLY LEFT BLANK]



                                   ARTICLE 4.

                       REPRESENTATIONS AND WARRANTIES OF
                        QUARTERDECK AND ACQUISITION SUB

                 Quarterdeck and Acquisition Sub represent and warrant to the Company and the Shareholders as follows:

                 4.1.     ORGANIZATION AND STANDING.

                 Each of Quarterdeck and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Whenever used in this Article 4, "Material Adverse Effect" shall mean a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of Quarterdeck and its subsidiaries (on a consolidated basis).

                 4.2.     AUTHORITY, APPROVAL AND ENFORCEABILITY.

                          (a)     Subject to obtaining the required approval of
Quarterdeck as sole shareholder of Acquisition Sub, which approval shall be obtained prior to the Closing Date, each of Quarterdeck and Acquisition Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Escrow Agreement and the Registration Rights Agreement, as the case may be, and all corporate action on their respective parts necessary for such execution, delivery and performance has been duly taken. No vote or consent of the stockholders of Quarterdeck is required in connection with the transactions contemplated by this Agreement.

                          (b)     The execution and delivery by each of
Quarterdeck and Acquisition Sub, as the case may be, of this Agreement, the Escrow Agreement and the Registration Rights Agreement does not, and the performance and consummation of the Transactions will not, result in or give rise to (with or without the giving of notice or the lapse of time, or both) any conflict with, breach or violation of, or default, termination, forfeiture or acceleration of obligations under, any terms or provisions of its (i) Certificate or Articles of Incorporation or Bylaws, as the case may be, (ii) any statute, rule, regulation or any judicial, governmental, regulatory or administrative decree, order or judgment applicable to them, or (iii) any material agreement, lease or other instrument to which it is a party or to which it or any of its assets may be bound.

                          (c)     No consent, approval, authorization, order,
registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on the part of Quarterdeck or Acquisition Sub for the consummation by each of Quarterdeck and Acquisition Sub, as the case may be, of the Transactions, except any approvals or filings required under state "blue sky" laws.

                          (d)     This Agreement, the Escrow Agreement and the
Registration Rights Agreement are the legal, valid and binding obligations of Quarterdeck and/or Acquisition Sub, enforceable against them in accordance with the respective terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general equitable principles.

                 4.3. FINANCIAL STATEMENTS AND REPORTS. Quarterdeck has timely filed all required forms, reports, statements and documents with the Securities and Exchange Commission (the "Commission") all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Quarterdeck has delivered or made available to the Company and the Shareholders true and complete copies of (i) Quarterdeck's Annual Reports on Form 10-K for the fiscal year ended September 30, 1995, (ii) its proxy statements relating to Quarterdeck's annual stockholders meeting held February 2, 1996 (iii) all other forms, reports, statements and documents filed by Quarterdeck with the Commission since September 30, 1995, and (iv) all reports, statements and other information provided by

Quarterdeck to its shareholders since September 30, 1995 (collectively, the "Quarterdeck Reports"). As of their respective dates, the Quarterdeck Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Quarterdeck included or incorporated by reference in the Quarterdeck Reports were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of Quarterdeck and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, none of which either singly or in the aggregate are or will be material, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP. Quarterdeck is and has been subject to the reporting requirements of the Exchange Act and has timely filed with the Commission all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since September 30, 1995.

                 4.4. QUARTERDECK COMMON STOCK. The shares of Quarterdeck Common Stock to be issued to the Company as contemplated hereunder are (i) duly authorized, (ii) when issued and exchanged pursuant to the terms of this Agreement, will be validly issued, fully paid, non-assessable and not subject to any preemptive rights and (iii) are listed on the Nasdaq National Market.

                 4.5. NO BROKERS. Neither Quarterdeck nor Acquisition Sub is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby or thereby.

                 4.6. TAX-FREE REORGANIZATION. Neither Quarterdeck nor Acquisition Sub has engaged in any transaction that it believes would preclude the transactions contemplated hereby from constituting a "reorganization" within the meaning of Section 368 of the Code.

                                   ARTICLE 5.

                                   COVENANTS

                 5.1. MAINTENANCE OF BUSINESS. During the period from the date hereof to the Closing Date, the Company agrees to carry on its business in the ordinary course and in substantially in the same manner as it has prior to the date of this Agreement. The Shareholders and the Company shall use their best efforts to preserve the Company's business, the services of its current employees, and its favorable business relationships. The Company agrees not to enter into any material agreements or take any other significant actions outside the ordinary course of business without the prior written consent of

Quarterdeck, which shall not be unreasonably withheld. Without limiting the generality of the foregoing, the Company agrees not to:


                          (a)     Set aside or pay any dividend or distribution
of assets on its capital stock to, repurchase any of its capital stock from, make any loan to, or guaranty any debt of, any of the Related Parties or the Company's shareholders, directors, officers, employees, agents or consultants;

                          (b)     Enter into any agreement or commitment that
would be a Material Agreement if in existence on the date hereof;

                          (c)     Amend, modify or terminate any Material
Agreement;

                          (d)     Increase or commit to increase the
compensation of any director, officer, employee, agent or consultant;

                          (e)     License, assign, or transfer any Intellectual
Property, or sell, lease or transfer any other Purchased Assets outside the ordinary course of business;

                          (f)     Alter the manner of keeping its books,
accounts or records or the accounting practices therein reflected;

                          (g)     Issue any capital stock or any security
convertible into, or options, warrants or rights to acquire, its capital stock;

                          (h)     Incur any material indebtedness or mortgage,
pledge or encumber any of its properties or assets; or

                          (i)     Agree to do any of the foregoing.

                 5.2. ACTIONS CONTRARY TO POOLING AND TAX FREE TREATMENT. Quarterdeck, Acquisition Sub, and the Company will each use its best efforts to cause the Acquisition to be eligible for pooling-of-interests accounting. Quarterdeck, Acquisition Sub, the Company, and the Shareholders will not, from the date hereof through and after consummation of the Acquisition, knowingly take any action inconsistent with the eligibility of the Transaction for pooling-of-interests accounting treatment or qualification of the Acquisition as a tax-free reorganization. Following the Closing Date, Quarterdeck intends to continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business. Following the Acquisition, the Company shall distribute its assets (including any Quarterdeck Common Stock received in the Acquisition) as required by Section 368(a)(2)(G) of the Code.

                 5.3. OTHER DISCUSSIONS. From and after the date of this Agreement until the Closing or this Agreement is terminated in accordance with its terms, neither the Company nor any of its officers, directors, agents or representatives (including the Shareholders) will initiate discussions, solicit or negotiate (including providing any non-public information concerning its business), or authorize any person or entity to discuss, solicit or negotiate on its or their behalf, with any other party concerning the possible sale or disposition of all or any material portion of the Company's business, assets or capital stock. The Company will immediately notify Quarterdeck, however, if any offer is received from such a potential purchaser or of any discussions with such a potential purchaser.

                 5.4. CONTINUITY OF INTEREST AND RESTRICTIONS ON RESALE. The Affiliates shall on or prior to the Closing execute and deliver to Quarterdeck the Affiliates Letter and Continuity of Interest Certificate in the form attached hereto as Exhibit B.

                 5.5. BEST EFFORTS. Each party will use its best efforts to cause all conditions to the Closing to be satisfied as soon as practicable. Each party shall use its best efforts to obtain any consents necessary or desirable in connection with the consummation of the Transactions.

                 5.6. REGISTRATION RIGHTS; NASDAQ LISTING. Quarterdeck shall provide to the Company and the shareholders of the Company registration rights pursuant to the terms of a registration rights agreement (the "Registration Rights Agreement") substantially in the form of Exhibit D attached hereto and shall cause the shares of Quarterdeck Common Stock to be issued in the Acquisition to be listed as of the Closing Date on the Nasdaq National Market.

                 5.7. STOCK OPTIONS. Each Company Option that is outstanding as of the Closing shall be assumed by Quarterdeck (subject to the execution by each holder of a Company Option of (i) a new option agreement with Quarterdeck and (ii) a release of the Company from any obligation under the Company Option) and shall accordingly become an option (a "Quarterdeck Option", and collectively, the "Quarterdeck Options") to purchase a number of shares of Quarterdeck Common Stock equal to the product of (A) the Company Common Stock Ratio multiplied by (B) the number of shares of Company Common Stock subject to such Company Option, rounded down to the nearest whole number of shares of Quarterdeck Common Stock, and the exercise price per share payable for the Quarterdeck Common Stock purchasable under such Quarterdeck Option shall be equal to the quotient of (x) the exercise price per share payable for the Company Common Stock purchasable under such Company Option divided by (y) the Company Common Stock Ratio, rounded up to the nearest whole cent so that the aggregate exercise price under such Quarterdeck Option shall remain substantially unchanged. The percentage vesting schedule under each such Quarterdeck Option shall remain unchanged from that prior to the Acquisition for the corresponding Company Option.

                 5.8. ACCESS TO INFORMATION. Quarterdeck and the Company have provided to the other a request list for due diligence materials. The Company shall be permitted to conduct reasonable diligence with respect to Quarterdeck's business and affairs, including, but not limited to, its review of materials requested under the prior sentence. Quarterdeck shall be permitted to make a full and complete investigation of the Company's business and affairs. Each party will have access to the facilities, employees, and records of the other party for the purpose of conducting its due diligence investigation in accordance with this paragraph; provided, however, in no event shall a party's due diligence investigation be permitted to interfere with the day to day operations of the other party.

                 5.9. CONFIDENTIALITY. Until the Closing, all information relating to the Company obtained by Quarterdeck and its authorized representatives pursuant to this Agreement, and all information relating to Quarterdeck obtained by the Company or any of the Shareholders and their authorized representatives pursuant to this Agreement, shall be kept confidential by the obtaining party and shall not be used by it for any purpose other than in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not apply to (i) any information generally available to the public on the date hereof or that becomes generally available to the public through no fault of the obtaining party, but only from and after the date such information becomes so available, (ii) any information obtained by the obtaining party from a third party having the right to disclose such information; and (iii) any information known by the obtaining party on March 12, 1996. In the event of a Termination (as defined below), then promptly thereafter all documents (including copies and reproductions thereof) obtained from one party in connection with this Agreement and not theretofore made public shall be returned to the party that provided such documents. Neither the Company nor the Shareholders shall, unless required by law, disclose to any person the fact that negotiations are taking place concerning the Acquisition or issue any statement of communication to the general public or the press regarding the Acquisition without the prior written consent of Quarterdeck. The terms of this Section 5.9 shall survive Termination of this Agreement.

                 5.10.    EMPLOYMENT AGREEMENTS; QUARTERDECK OPTIONS.    On the
Closing Date Quarterdeck shall enter into employment agreements with each of John C. Chua and Min Zhu (collectively, the "Employment Agreements"), substantially in the form of Exhibit H attached hereto and Exhibit I attached hereto, respectively.

                 5.11. JAPANESE DISTRIBUTION AGREEMENT. From and after the Closing Date, Acquisition Sub shall assume the Company's exclusive distribution agreement dated October 12, 1994, as amended on May 1, 1996 (the "Japanese Distribution Agreement") between the Company and Kuni Research International Corporation ("Kuni Research"), until the expiration of such agreement, so long as Kuni Research shall not breach or otherwise be in default under such agreement. Thereafter, upon the expiration of such exclusive distribution agreement, Acquisition Sub will negotiate in good faith with Kuni Research to enter into a new, non-exclusive distribution agreement with Acquisition Sub on favorable terms to Acquisition Sub, but shall not be obligated to enter into such agreement if terms reasonably satisfactory to Acquisition Sub cannot be reached.

                 5.12. SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing Date, the Shareholders and the Company will promptly inform Quarterdeck in writing of any matter hereafter arising that, if existing or occurring on or prior to the date hereof, would have been required to be set forth or described in the Schedules hereto or as an exception to the representations and warranties herein. No action or inaction by Quarterdeck following receipt of any such information shall constitute a waiver of any of its rights hereunder.

                 5.13. AMENDMENT OF ARTICLES; SHAREHOLDER VOTE. The Company and the Shareholders shall use their best efforts to obtain promptly all approvals of the holders of Company Stock required under applicable law and the Company's Articles of Incorporation (i) for this Agreement and the consummation of the Acquisition and the Transactions and (ii) to amend the Company's Articles of Incorporation to (v) change the Company's name to TechLabs, Inc.,
(w) provide that the Acquisition shall not be deemed a liquidation, dissolution, or winding up within the meaning of Section 3 of the Company's Articles of Incorporation and (x) provide that, immediately prior to the Closing, each share of each series of Company Preferred Stock shall automatically be converted into one (1) share of Company Common Stock (the "Company Articles Amendment"). Until this Agreement has been terminated in accordance with its terms, the Shareholders agree to vote all shares of voting capital stock of the Company held by them in favor of (y) this Agreement, the Acquisition and the Transactions and (z) the Company Articles Amendment.

                 5.14. EMPLOYEE MATTERS. At the Closing, the Company shall terminate the employment of its employees. The Company shall be solely responsible for any and all liabilities arising by virtue of such termination of employment, including, without limitation, severance benefits and accrued vacation pay to such employees.

                 5.15. FURTHER ASSURANCES. Each party hereto shall execute and deliver such further instruments and take such further actions as any other party hereto may reasonably request in order to carry out the intent of this Agreement.

                 5.16. PREPARATION OF RETURNS. The Company shall file on a timely basis all Returns with respect to the Company, provided that Quarterdeck shall be given a copy of such Returns no later than five (5) business days prior to filing thereof and shall be given an opportunity to comment thereon. Any amendment to any Returns filed by the Company shall require the consent of Quarterdeck (not to be unreasonably withheld), but only if such amendment could have an adverse effect on Quarterdeck or Acquisition Sub. The Company and the Shareholders shall cooperate with Quarterdeck and Acquisition Sub in obtaining the certificate described in Sections 6811 through 6813 of the California Revenue and Taxation Code with respect to the acquisition of the Purchased Assets.

                                   ARTICLE 6.

                           CONDITIONS TO ACQUISITION

                 6.1. CONDITIONS TO OBLIGATIONS OF QUARTERDECK, ACQUISITION SUB, THE SHAREHOLDERS AND THE COMPANY. The respective obligations of Quarterdeck, Acquisition Sub, the Shareholders and the Company to consummate the transactions contemplated hereby are subject to satisfaction (or waiver by each party whose obligation is subject to such condition) of the following conditions:

                          (a)     The parties hereto shall have obtained all
consents and approvals of shareholders required to consummate the Transactions, including, without limitation, all legally required approvals of the holders of Company Stock for (i) this Agreement and consummation of the Acquisition and the Transactions and (ii) the Company Articles Amendment.

                          (b)     The parties hereto shall have obtained all
consents and approvals of third parties (including governmental authorities, but excluding those set forth on Schedule 2.4) required to consummate the Transactions.

                          (c)     The Company Articles Amendment shall have
been implemented.

                          (d)     Consummation of the Transactions shall not
violate any order, decree or judgment of any court or governmental body having jurisdiction.

                          (e)     Quarterdeck shall have obtained all necessary
Blue Sky approvals for the issuance of the Quarterdeck Common Stock required to be obtained prior to the Closing Date.

                          (f)     The Escrow Agreement, the Registration Rights
Agreement, and each of the Employment Agreements shall have been executed and delivered by the parties thereto.

                 6.2. CONDITIONS TO OBLIGATIONS OF QUARTERDECK AND ACQUISITION SUB. The obligations of Quarterdeck to consummate the transactions contemplated hereby are subject to satisfaction (or waiver by them) of the following conditions:

                          (a)     All representations and warranties of the
Company and the Shareholders made herein shall be true and correct in all material respects as of the date, and as of the Closing Date as if made on and as of the Closing Date. The Company and the Shareholders shall have performed in all material respects all obligations and agreements undertaken to be performed by them at or prior to the Closing.

                          (b)     The parties hereto shall have obtained
consents to the Transactions from all of the third parties set forth on
Schedule 2.4.

                          (c)     Quarterdeck and Acquisition Sub shall have
received at the Closing an opinion of counsel to the Company and the Shareholders substantially in the form of Exhibit E attached hereto.

                          (d)     Quarterdeck and Acquisition Sub shall have
received an Affiliates Letter and Continuity of Interest Certificate in substantially in the form attached hereto as Exhibit B executed by each of the Affiliates.

                          (e)     Quarterdeck and Acquisition Sub shall have
received an Investment Representation Certificate substantially in the form attached hereto as Exhibit G executed by each person or entity that is a shareholder of the Company as of the Closing Date.

                          (f)     Quarterdeck shall have received from KPMG
Peat Marwick LLP, independent certified public accountants for Quarterdeck, a letter dated the date of the Closing Date confirming, as of that date, their prior advice to Quarterdeck that the Acquisition will be treated for accounting purposes as a "pooling of interests" under Opinion No. 16 of the Accounting Principles Board.

                          (g)     Quarterdeck shall have received a fully
executed certification of non-foreign status described in Treasury Regulation
Section 1.1445-2(b)(2)(and applicable provisions of state law), in form and substance reasonably satisfactory to counsel to Quarterdeck, from the Company and each Shareholder.

                          (h)     The Company shall have executed and delivered
the Technology Transfer Agreement substantially in the form attached hereto as Exhibit A-1, the Other Intangibles Agreement substantially in the form attached hereto as Exhibit A-2, and the Bill of Sale substantially in the form attached hereto as Exhibit A-3, and such other instruments of conveyance for any or all of the Purchased Assets as may be requested by Acquisition Sub or Quarterdeck, and the Company shall have effected the transfer to Acquisition Sub of those assets capable of transfer by way of remote communication as described in
Section 1.6.

                 6.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders to consummate the transactions contemplated hereby are subject to satisfaction (or waiver by them) of the following conditions:

                          (a)     All representations and warranties of
Quarterdeck and Acquisition Sub made herein shall be true and correct in all material respects as of the date made and as of the Closing Date. Quarterdeck and Acquisition Sub shall have performed in all material respects all obligations and agreements undertaken to be performed by them at or prior to the Closing.

                          (b)      The Company and the Shareholders shall have
received at the Closing an opinion of counsel to Quarterdeck and Acquisition Subsubstantially in the form of Exhibit F attached hereto.

                          (c)     The shares of Quarterdeck Common Stock to be
issued in the Acquisition shall be approved for listing on the Nasdaq National Market.

                                   ARTICLE 7.

                                   INDEMNITY

                 7.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; REMEDIES NOT EXCLUSIVE; NO SUBROGATION.

                          (a)     All representations, warranties, covenants
and agreements of Quarterdeck, Acquisition Sub, the Company and the Shareholders in this Agreement shall survive the execution, delivery, and performance of this Agreement in accordance with this Article 7. All representations and warranties of each party set forth in this Agreement shall be deemed to have been made again by such party at and as of the Closing Date.

                          (b)     The Escrow Shares shall be withheld from the
Company in the Acquisition and shall be delivered into Escrow on the Closing Date pursuant to the Escrow Agreement, but the liability of the Shareholders under this Agreement shall be full recourse and shall not be limited to the return of Escrow Shares determined pursuant to the Escrow Agreement, and the remedies of Quarterdeck and Acquisition Sub under the Escrow Agreement for a breach of or default under this Agreement by any of the Shareholders shall not be exclusive, but shall be in addition to all other rights and remedies available to Quarterdeck and Acquisition Sub at law or in equity for such breaches or defaults. Additionally, in the event of a breach of or default under this Agreement by any party, and if the Closing does not occur, nothing in this Article 7 shall limit or restrict rights and remedies available to any other party at law or in equity for such breaches or defaults.

                          (c)     The representations and warranties of
Quarterdeck, Acquisition Sub, the Company and the Shareholders set forth in this Agreement, and their indemnity obligations under this Article 7, shall terminate (absent fraud) at the end of the twenty-fourth (24th) month following the month in which the Closing Date occurs (except to the extent that claims have been made or notice of a claim has been provided prior thereto) (the "Indemnity Termination Date"); provided, however, that the representations and warranties set forth in Sections 2.6(b), 2.9(a), 2.12 and 2.18 and the indemnity obligations of the Company and the Shareholders with respect thereto shall not terminate at any date.

                          (d)     If the Shareholders, or any of them, are
determined to be liable, or make any payment or the Company or the Shareholders, as the case may be, forfeit Escrow Shares, in respect of an alleged breach by the Company or any Shareholder of, or default by the Company or any Shareholder under, this Agreement or any of the agreements or transactions contemplated hereby, then (i) the Shareholders shall not be subrogated, and hereby waive any right of subrogation, to the rights of Quarterdeck and/or Acquisition Sub against the Company in respect thereof, and
(ii) the Shareholders hereby waive any right to indemnification or contribution from the Company in respect thereof.

                 7.2. INDEMNIFICATION OF QUARTERDECK AND THE ESCROW DEPOSIT OF QUARTERDECK COMMON STOCK.

                          (a)     Joint and Several Indemnity.  The Company (to
the extent of the Escrow Shares and any other Quarterdeck Acquisition Shares otherwise distributable solely to the Shareholders upon a distribution by the Company to its shareholders of Quarterdeck Acquisition Shares, whether upon liquidation, dissolution, winding up or otherwise) and the Shareholders, agree to indemnify, defend and hold harmless, jointly and severally, Quarterdeck, Acquisition Sub, and each of its respective affiliates, successors, assigns, agents and representatives (collectively, the "Affiliated Parties") against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, remedies and penalties (including, without limitation, interest, penalties, settlement costs and any legal, accounting or other fees and expenses for investigating or defending any claims or threatened actions) (collectively, "Losses") that Quarterdeck, Acquisition Sub, or the Affiliated Parties may incur or suffer, together with interest on cash disbursements in connection therewith at the rate of six percent (6%) per annum from the date such cash disbursements were made until paid by the Shareholders, in connection with each and all of the following:

                                  (i)      Any Retained Liabilities;

                                  (ii)     Any misrepresentation in or
inaccuracy of any of the Company's or the Shareholders' representations or warranties contained in Article 2 of this Agreement;

                                  (iii)    Any misrepresentation in or
inaccuracy of any written statement or certificate furnished by or on behalf of the Company pursuant to this Agreement;

                                  (iv)     Any non-compliance with bulk
transfer laws applicable to the Transactions; or

                                  (v)      Any breach of or default under any
covenant, agreement or obligation of the Company contained in this Agreement or any other agreement or instrument contemplated by this Agreement.

                          No claim, demand, suit or cause of action shall be
brought under this Section 7.2(a) unless and until the aggregate amount of claims under this Section 7.2(a) exceeds $50,000, in which event Quarterdeck, Acquisition Sub, and the Affiliated Parties shall be entitled to indemnification for all claims under this Section 7.2(a) relating back to the first dollar. The aggregate liability of the Shareholders under this Section 7.2(a) shall not exceed $7.93 million. The aggregate liability of each Shareholder individually under this Section 7.2(a), shall not exceed the dollar value at the Closing, determined in accordance with Section 7.2(b)(iii), of the number of Quarterdeck Acquisition Shares (including, without limitation, his pro rata interest in the Escrow Shares) attributable to such Shareholder based on such Shareholder's equity interest in the Company at the Closing.

                          (b)     Escrow.

                                  (i)      The indemnified parties under
Section 7.2 shall not be entitled to seek recourse against the indemnifying parties in satisfaction of some or all of their claims under Section 7.2(a) other than against the Escrow Shares unless (i) the amount of any claim by such indemnified party, when taken together with all other claims by all of the indemnified parties, exceeds the amount equal to the aggregate fair market value of the Escrow Shares (determined as provided below) in Escrow at the time such claim is initiated, (ii) there are no Escrow Shares, or (iii) the Escrow has terminated, in any of which events such indemnified parties may seek direct recourse against the Company and the Shareholders.

                                  (ii)     The Escrow Shares shall be fully
available for satisfaction of all claims the indemnified parties under Section
7.2 may have thereunder, whether in connection with third party claims or otherwise. If any indemnified party under this Section 7.2 elects to make any claim against the Escrow Shares, it shall promptly give written notice thereof to the Escrow Agent (as defined in the Escrow Agreement) and the escrow committee established pursuant to the terms of the Escrow Agreement (the "Committee"), including in such notice a brief description of the facts upon which such claim is based and the amount thereof. If the Committee objects to the allowance of any such claims, it shall give written notice to such indemnified party and the Escrow Agent within twenty (20) days following receipt of such notice of claim, advising such indemnified party and the Escrow Agent that it does not consent to the delivery of any or some of the Escrow Shares out of escrow for application to such claims. If no such written notice is provided by the Committee and received by such indemnified party and the Escrow Agent within twenty (20) days following the Escrow Agent's receipt of such notice of claim, the Escrow Agent shall, within five business days after the expiration of the prior notice period, deliver out of Escrow the lesser of:
(i) the number of the Escrow Shares (in whole shares) that have an aggregate market value (determined as provided below) most nearly equal to the amount of the claim or claims thus to be satisfied or (ii) all of the Escrow Shares that are subject to such claim. If the Committee provides such indemnified party and the Escrow Agent with written notice within the foregoing twenty (20) day period that the Committee objects to such application of the Escrow Shares after a claim has been made, the Escrow Agent shall hold in Escrow the number of the Escrow Shares (in whole shares) that have an aggregate market value (determined as provided below) most nearly equal to the amount of the claim or claims then made until the rights of the respective parties have been agreed upon between the Committee and Quarterdeck in accordance with the Escrow Agreement and the Escrow Agent receives written notice accordingly. If any distribution of Escrow Shares out of Escrow in satisfaction of a claim referred to in this Section 7.2 involves fewer than all of the Escrow Shares, the number of shares so distributed shall be deducted from the accounts of each Shareholder pro rata based on their respective interests in the Escrow Shares.

                                  (iii)    For purposes of the indemnification
set forth in this Article 7 as it relates to the Escrow Shares, the fair market value of one Quarterdeck

Acquisition Share shall be equal to the closing sales price for Quarterdeck Common Stock on the Nasdaq National Market on the Closing Date.

                                  (iv)     The Escrow shall terminate (except
to the extent that claims against the Escrow Shares have been submitted or notice of the claim has been provided during such escrow period) upon the earlier of (i) the date one year from the Closing Date, and (ii) the date upon which the first audit of Quarterdeck's financial statements including the results of the operations of the Company is completed and Quarterdeck receives a signed opinion from its independent auditors certifying such financial statements (with the earlier of such dates being referred to herein as the "Escrow Termination Date").

                          (c)     Method of Satisfying Claims.  The Company and
the Shareholders agree that any claim made against them under Section 7.2(a) by any indemnified party thereunder shall first be satisfied by the Escrow Shares, if any, then available, and, second, by delivery by the Company or the Shareholders to such indemnified party of Quarterdeck Acquisition Shares, and, third, if such shares are not adequate to fully satisfy such claims, then by cash payments.

                          (d)     No Waiver.  In any case in which claims have
been asserted or are pending prior to the Indemnity Termination Date, all parties agree that the indemnity obligations of the Company and the Shareholders with respect to such matters shall continue in full force and effect until such matters have been settled by agreement of the parties or by resolution of such matters in accordance with the terms of this Agreement and/or the Escrow Agreement. No disclosure by the Company or the Shareholders other than as set forth in this Agreement or the Schedules hereto nor any investigation made by or on behalf of Quarterdeck with respect to the Company or the Shareholders nor any disclosure made to Quarterdeck pursuant to Section
5.12 shall be deemed to affect Quarterdeck's and Acquisition Sub's reliance on the representations and warranties made by the Company or the Shareholders contained in this Agreement and shall not constitute a waiver of Quarterdeck's and Acquisition Sub's rights to indemnity as herein provided for the misrepresentations in or inaccuracy of any of the Company's or the Shareholders' representations or warranties under this Agreement.

                 7.3.     INDEMNIFICATION OF THE SHAREHOLDERS.

                          (a)     Indemnity.  Quarterdeck and Acquisition Sub
agree to jointly and severally indemnify, defend and hold harmless the Company and the Shareholders (and their respective successors and assigns) against and in respect of any Losses that the Shareholders (or their successors or assigns) may incur or suffer, together with interest on cash disbursements in connection therewith at the rate of six percent (6%) per annum from the date such cash disbursements were made until paid by Quarterdeck, in connection with each and all of the following:

                                  (i)      Any misrepresentation in or
inaccuracy of any of Quarterdeck's or Acquisition Sub's representations or warranties contained in Article 4 of this

Agreement or in any written statement or certificate furnished by or on behalf of Quarterdeck or Acquisition Sub pursuant to this Agreement; or

                                  (ii)     Any breach of or default under any
covenant, agreement or obligation of Quarterdeck or Acquisition Sub contained in this Agreement or any other agreement or instrument contemplated by this Agreement.

                          No claim, demand, suit or cause of action shall be
brought against Quarterdeck or Acquisition Sub under this Section 7.3 unless and until the aggregate amount of claims under this Section 7.3 exceeds $50,000, in which event the Company and the Shareholders shall be entitled to indemnification from Quarterdeck and Acquisition Sub for all claims under this
Section 7.3 relating back to the first dollar. Quarterdeck and Acquisition Sub shall have no obligations under this Agreement for an amount in excess of $7.93 million.

                          (b)     No Waiver.  In any case in which claims have
been asserted or are pending, all parties agree that the indemnity obligations of Quarterdeck with respect to such matters shall continue in full force and effect until such matters have been settled by agreement of the parties or by resolution of such matters in accordance with the terms of this Agreement. No disclosure by Quarterdeck or Acquisition Sub other than as set forth in this Agreement or the schedules hereto nor any investigation made by or on behalf of the Shareholders with respect to Quarterdeck or Acquisition Sub shall be deemed to affect the Shareholders' reliance on the representations and warranties made by Quarterdeck or Acquisition Sub contained in this Agreement and shall not constitute a waiver of the Shareholders' rights to indemnity as herein provided for the misrepresentations in or inaccuracy of any of Quarterdeck's or Acquisition Sub's representations or warranties under this Agreement.

                 7.4. POST-ESCROW PROCEDURE FOR INDEMNIFICATION OF QUARTERDECK AND ACQUISITION SUB WITH RESPECT TO NON-THIRD PARTY CLAIMS. Whenever any claim shall arise for indemnification by the Company or the Shareholders pursuant to Section 7.2(a) (but excluding claims resulting from the assertion of liability by third parties) and such claim is, under the terms hereof, to be asserted, in whole or in part, against the Company or the Shareholders (whether in addition to claims against, or after exhaustion of, the Escrow Shares) pursuant to Section 7.2(b)(i), Quarterdeck shall promptly give written notice thereof to the Company or the Shareholders, as applicable, including in such notice a brief description of the facts upon which such claim is based and the amount thereof. If the Company or the Shareholders, as applicable, within twenty (20) days after receipt of Quarterdeck's notice of claim, do not give written notice to Quarterdeck announcing their intent to contest such assertion of Quarterdeck, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim and the Company or the Shareholders, as applicable, shall, within fifteen (15) days after expiration of the prior notice period, deliver to Quarterdeck the amount of the claim in the manner provided in Section 7.2. In the event, however, that the Company or the Shareholders, as applicable, contest the assertion of a claim by giving such written notice to Quarterdeck within said period, then the parties shall act in good faith to reach agreement regarding such claim.

                 7.5. PROCEDURE FOR INDEMNIFICATION OF THE SHAREHOLDERS WITH RESPECT TO NON-THIRD PARTY CLAIMS. Whenever any claim shall arise for indemnification by Quarterdeck and Acquisition Sub pursuant to Section 7.3(a) (but excluding claims resulting from the assertion of liability by third parties), the indemnified parties thereunder shall promptly give written notice thereof to Quarterdeck, including in such notice a brief description of the facts upon which such claim is based and the amount thereof. If Quarterdeck, within twenty (20) days after receipt of the indemnified parties' notice of claim, does not give written notice to the indemnified parties announcing its intent to contest such assertion of the indemnified parties, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim and Quarterdeck shall, within fifteen (15) days after expiration of the prior notice period, deliver to such indemnified parties the amount of the claim. In the event, however, that Quarterdeck contests the assertion of a claim by giving such written notice to such indemnified parties within said period, then the parties shall act in good faith to reach agreement regarding such claim.

                 7.6. PROCEDURE FOR INDEMNIFICATION OF QUARTERDECK WITH RESPECT TO THIRD-PARTY CLAIMS. If Quarterdeck, Acquisition Sub, or any other indemnified party under Section 7.2 determines to seek indemnification with respect to a claim resulting from the assertion of liability by third parties, and if Quarterdeck seeks recourse against the Escrow Shares therefor, it shall follow the procedures set forth in Section 7.2(b). If such indemnification claim is, under the terms hereof, to be asserted, in whole or in part, against the Company or the Shareholders (whether in addition to claims against, or after exhaustion of, the Escrow Shares) pursuant to Section 7.2(b)(i), such indemnified party shall promptly give notice to the Company and the Shareholders of facts upon which any such claim will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to Quarterdeck. Whether or not it seeks recourse against the Escrow Shares, Quarterdeck shall select and employ counsel in such case (which counsel shall be subject to the reasonable approval of the Shareholders, which approval shall not be unreasonably withheld and shall be deemed given if such counsel is Gibson, Dunn & Crutcher), and Quarterdeck shall be reimbursed for the fees and expenses of such counsel as such fees and expenses accrue, in accordance with procedures set forth in Section 7.2 for the satisfaction of claims.
Quarterdeck shall not, without the Committee's (if any of the indemnity is to be provided by the Escrow Shares) and/or the Company's and/or the Shareholders'(if any of the indemnity is to be provided by the Company and/or the Shareholders other than through Escrow Shares) written consent (which consents shall not be unreasonably withheld), settle or compromise any such claim or consent to entry of any judgment in respect thereof. If the Committee or the Company and/or the Shareholders notify Quarterdeck that they wish to accept a bona fide written offer from any such claimant or plaintiff (which offer includes a release of Quarterdeck from all liability in respect of such claim), and Quarterdeck does not consent to such settlement, the Company, the Shareholders and the Escrow Shares shall not be liable under this Section 7.6 for the amount by which any





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Losses from any subsequent settlement or judgment with respect to such claim exceeds such bona fide written settlement offer.

                 7.7. PROCEDURE FOR INDEMNIFICATION OF THE SHAREHOLDERS WITH RESPECT TO THIRD-PARTY CLAIMS.

                          (a)     If the Company and/or the Shareholders
determine to seek indemnification under Section 7.3(a) with respect to a claim resulting from the assertion of liability by third parties, such indemnified parties shall promptly give notice to Quarterdeck of facts upon which any such claim will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to such indemnified parties.
In case any such liability is asserted against such indemnified parties, and such indemnified parties notify Quarterdeck thereof, Quarterdeck will be entitled, if Quarterdeck so elects by written notice delivered to such indemnified parties within ten business days after receiving such indemnified parties' notice, to assume the defense thereof at Quarterdeck's expense with counsel reasonably satisfactory to such indemnified parties. Notwithstanding the foregoing, (i) such indemnified parties shall also have the right to jointly employ one counsel as their own in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless the Shareholders shall reasonably determine that there is a conflict of interest between such indemnified parties, on the one hand, and Quarterdeck, on the other, with respect to such claim, in which case the fees and expenses of such counsel will be borne by Quarterdeck and (ii) the rights of such indemnified parties to be indemnified hereunder in respect of claims resulting from the assertion of liability by third parties shall not be adversely affected by their failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, Quarterdeck is materially prejudiced thereby. With respect to any assertion of liability by a third party that results in an indemnifiable claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

                          (b)     In the event that Quarterdeck, within ten
business days after receipt of the aforesaid notice of a claim, fails to assume the defense of such indemnified parties against such claim, such indemnified parties shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of Quarterdeck.

                          (c)     Notwithstanding anything in this Article 7 to
the contrary, if there is a reasonable probability that a claim may materially adversely affect such indemnified parties, such indemnified parties shall have the right to participate (at such indemnified parties' expense) in such defense, compromise, or settlement and Quarterdeck shall not, without such indemnified parties' written consent (which consent shall not be unreasonably withheld), settle or compromise any such claim or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified parties of a release from all liability in form and substance satisfactory to such indemnified parties in respect of such claim. If Quarterdeck notifies such indemnified parties that it





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wishes to accept a bona fide written offer from any such claimant or plaintiff
(which offer includes a release of such indemnified parties from all liability in respect of such claim), and such indemnified parties do not consent to such settlement, Quarterdeck shall not be liable under this Section 7.7 for the amount by which any Losses from any subsequent settlement or judgment with respect to such claim exceeds such bona fide written settlement offer.

                                   ARTICLE 8.

                                  TERMINATION

                 8.1. TERMINATION BY MUTUAL CONSENT. At any time prior to the Closing, this Agreement may be terminated by written consent of Quarterdeck, Acquisition Sub and the Company, notwithstanding approval of the Acquisition by the shareholders of Acquisition Sub and the Company.

                 8.2.     TERMINATION BY QUARTERDECK, ACQUISITION SUB OR THE
COMPANY.

                          (a)     Quarterdeck or Acquisition Sub may terminate
this Agreement at any time prior to the Closing by delivery of written notice to the Company if: (1) any court having competent jurisdiction or United States body shall have issued an order, decree or ruling or taken any other action which prevents, restrain, or enjoin the Acquisition and such order, decree or ruling shall have become non-appealable; (2) the Company or the Shareholders have breached or violated this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within ten days of receiving written notice thereof; or (3) the Closing has not occurred by May 15, 1996.

                          (b)     The Company may terminate this Agreement at
any time prior to the Closing by delivery of written notice to Quarterdeck and Acquisition Sub if: (1) any court having competent jurisdiction or United States body shall have issued an order, decree or ruling or taken any other action; which prevents, restrains, or enjoins the Acquisition and such order, decree or ruling shall have become non-appealable; (2) Quarterdeck or Acquisition Sub has breached or violated this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within ten days of receiving written notice thereof; or (3) the Closing has not occurred by May 15, 1996.

                 8.3. EFFECT OF TERMINATION. In the event that this Agreement is terminated (a "Termination") as provided in this Article 8, all further obligations of the parties under this Agreement shall terminate without further liability of any party to any other party or to the stockholders, directors or officers of any party; provided, that Sections 5.9, 9.1 through 9.8, 9.10, 9.12 and 9.14 of this Agreement shall survive such Termination and continue in full force and effect. A Termination under this Article 8 shall not relieve any party of any liability for any breach of this Agreement or for any intentional misrepresentation or intentional failure to comply with any agreement or covenant hereunder, and any such Termination shall not be deemed to be a waiver of any available remedy for any such breach, intentional misrepresentation or intentional failure to comply with any such agreement or covenant.





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


                                   ARTICLE 9.

                                 MISCELLANEOUS

                 9.1 NOTICES. Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile, provided that such facsimile is followed the same day by the mailing of such notice by certified or registered mail, postage prepaid (a "Mailing")) or the third day after a Mailing, as follows:

                          (a)     If to Quarterdeck or Acquisition Sub:

                                  Quarterdeck Corporation
                                  13160 Mindanao Way, 3rd Floor
                                  Marina del Rey, CA  90292
                                  Attention:  Bradley D. Schwartz, Esq.
                                  Facsimile:       (310) 309-4217

                          With a copy to:

                                  Dhiya El-Saden, Esq.
                                  Gibson, Dunn & Crutcher
                                  333 South Grand Avenue
                                  Los Angeles, CA  90071-3197
                                  Facsimile:       (213) 229-7520

                          (b)     If to the Company:

                                  Future Labs, Inc.
                                  5150 E21 El Camino Real
                                  Los Altos, California  94022
                                  Attention:  Mr. John C. Chua, President
                                  Facsimile:       (415) 254-9010

                          With a copy to:

                                  Raifman & Edwards
                                  Steuart Place
                                  131 Steuart Street, Fourth Floor
                                  San Francisco, California  94105-1230
                                  Attention:  Gregory R. Raifman, Esq.
                                  Facsimile:       (415) 284-6701





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


                          (c)     If to the Shareholders:

                                  John C. Chua
                                  c/o Future Labs, Inc.
                                  5150 E21 El Camino Real
                                  Los Altos, California  94022
                                  Facsimile:       (415) 254-9010

                                  With a copy to:

                                  Raifman & Edwards
                                  Steuart Place
                                  131 Steuart Street, Fourth Floor
                                  San Francisco, California  94105-1230
                                  Attention:  Gregory R. Raifman, Esq.
                                  Facsimile:       (415) 284-6701

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

                 9.2. ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement and the exhibits and schedules hereto and the documents referred to herein constitute the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and discussions with respect thereto, including, without limitation, the Letter of Intent, dated March 12, 1996, as amended and restated to date, by and among Quarterdeck, the Company and the Shareholders. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought. The rights and remedies available to Quarterdeck, Acquisition Sub, the Company and the Shareholders pursuant to this Agreement and all exhibits hereunder shall be cumulative.

                 9.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

                 9.4. PUBLICITY. Neither the Company, nor the Shareholders, shall, unless required by law, issue any statement or communication to the general public or the press regarding the proposed Acquisition or other transactions contemplated by this Agreement without the prior written consent of Quarterdeck. Quarterdeck shall consult with, and seek input from, the Company and the Shareholders prior to, and with respect to the contents of, any such statement or communication.

                 9.5. SUCCESSORS AND ASSIGNS. Neither any of the Shareholders nor the Company, without the prior express written consent of Quarterdeck, may assign this





                                       41
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Agreement in whole or in part.  Quarterdeck may assign this Agreement, in whole or in part; provided, that Quarterdeck shall remain obligated hereunder. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

                 9.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts between California residents made and to be performed entirely within the State of California.

                 9.7. EXPENSES. Quarterdeck shall pay the reasonable counsel and accounting fees and expenses of the Company relating to the Acquisition, not to exceed $200,000, whether or not the Acquisition is consummated. In addition, if the Acquisition is consummated, Quarterdeck shall pay, or cause the Company to pay, a brokers' fee to PointBreak Ventures, LLC, in an amount equal to 3% of $13 million plus $65,000.

                 9.8. ATTORNEYS' FEES. In the event of any suit or other proceeding to construe or enforce any provision of this Agreement or any other agreement to be entered into pursuant hereto, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties.

                 9.9. APPOINTMENT OF ESCROW COMMITTEE. John Chua and Min Zhu shall be the Committee members pursuant to the Escrow Agreement. Such Committee members shall have all of the authority granted pursuant to the Escrow Agreement.

                 9.10. CONSENT TO SERVICE OF PROCESS. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of California and of any Federal court located in such state in connection with any action, suit or other proceeding arising out of or relating to this Agreement.

                 9.11 COVENANT NOT TO COMPETE. Each of the Shareholders and the Company, severally and not jointly, agree that for a period of two years from the Closing Date, he or it shall not, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual or representative capacity, engage in any business that competes, directly or indirectly, with the business of the Company being acquired by Acquisition Sub as it exists on the Closing Date, including, without limitation, (i) developing, marketing, selling, and/or licensing communication software for desktop conferencing using electronic multi-party dataconferencing, including but not limited to whiteboard, CAD and distance training, application viewing and sharing or (ii) Internet services utilizing or incorporating such software (collectively, the "Competitive Business"). Notwithstanding anything to the contrary herein, the Company or a Shareholder may, without violating the provisions of this Section 9.11, purchase and hold up to 5% of any entity whose shares are publicly traded on NASDAQ or any U.S. stock exchange, whether or not such entity is engaged in a Competitive Business. Any provision of this Section 9.11 that is deemed invalid or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity or unenforceability, without





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affecting in any way the remaining provisions of this paragraph in such jurisdiction or rendering that or any other provisions of this Agreement invalid or unenforceable in any other jurisdiction. If any covenant should be deemed invalid or unenforceable because of its scope, geographical area or duration, or any combination thereof, such covenant shall be modified and reformed so that the scope, geographic area and duration of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid and enforceable.

                 9.12. GENDER AND NUMBER. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

                 9.13. BULK SALES LAW. Quarterdeck and Acquisition Sub hereby agree to waive the requirement, if any, that the Company comply with any bulk transfer law that may be applicable to the transactions contemplated hereby; provided that the Company and the Shareholders agree to indemnify and hold harmless Quarterdeck and Acquisition Sub with respect to any noncompliance with such laws and Quarterdeck's and Acquisition Sub's waiver with respect thereto.

                 9.14. CONSTRUCTION OF AGREEMENT. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party hereto.





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


                 IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.


                                  QUARTERDECK CORPORATION

                                  By:   /s/ Gaston Bastiens
                                        ---------------------------------------
                                  Title:  Chief Executive Officer

                                  FLS ACQUISITION CORP.

                                  By:   /s/ Frederick Korfin
                                        ----------------------------------------
                                  Title:   Vice President

                                  FUTURE LABS, INC.

                                  By:    /s/  John Chua
                                         ---------------------------------------
                                  Title:   President and Chief Executive Officer

                                  THE SHAREHOLDERS:

                                  /s/ John Chua
                                  ----------------------------------------------
                                  John C. Chua

                                  /s/ Min Zhu
                                  ---------------------------------------------
                                  Min Zhu






                                       44